                                                                    Exhibit 11.1

                         VENTANA MEDICAL SYSTEMS, INC.
                           NET LOSS PER COMMON SHARE

                                                                                                  Three Months Ended
                                                     Year Ended December 31                            March 31
                                         ----------------------------------------------------------------------------------
                                             1993             1994             1995             1995               1996
                                         ----------------------------------------------------------------------------------
                                                                                                      (Unaudited)
Historical
- ----------
Net loss                                  (4,979,000)      (5,370,000)      (3,269,000)        (834,000)       (7,269,000)
Less accretion of preferred
  stock redemption requirement            (1,796,000)      (1,983,000)      (2,436,000)        (579,000)         (605,000)
                                         ----------------------------------------------------------------------------------
Net loss applicable to common stock       (6,775,000)      (7,353,000)      (5,705,000)      (1,413,000)       (7,874,000)
                                         ==================================================================================
Weighted average common shares
  outstanding                                857,191          917,179          957,280          903,013         1,119,455
Stock options and restricted stock
  issued within one year of initial
  filing (May 24, 1996)                      769,303          769,303          769,303          769,303           769,303
Weighted average common shares and
  common share equivalents               ----------------------------------------------------------------------------------
  outstanding during the period            1,626,494        1,686,482        1,726,583        1,672,316         1,888,758
                                         ==================================================================================
Net loss per share                            $(4.17)          $(4.36)          $(3.30)          $(0.84)           $(4.17)
                                         ==================================================================================

                                                                                                  Three Months Ended
                                                     Year Ended December 31                            March 31
                                         ----------------------------------------------------------------------------------
                                             1993             1994             1995             1995               1996
                                         ----------------------------------------------------------------------------------
                                                                                                      (Unaudited)
Pro Forma
- ---------
Net loss                                  (4,979,000)      (5,370,000)      (3,269,000)        (834,000)       (7,269,000)
                                         ==================================================================================
Weighted average common shares
  outstanding                                857,191          917,179          957,280          903,013         1,119,455
Assumed conversion of Series A,
  C, and D preferred shares                5,435,782        5,773,943        6,579,489        6,499,219         6,648,291
Assumed exercise of Series D
  warrants                                         0           22,829           48,221           48,221            48,221
Stock options and restricted stock
  issued within one year of initial
  filing (May 24, 1996)                      769,303          769,303          769,303          769,303           769,303
                                         ----------------------------------------------------------------------------------
Weighted average common shares and
  common share equivalents
  outstanding during the period            7,062,276        7,483,254        8,354,293        8,219,756         8,585,270
                                         ==================================================================================
Net loss per share                            $(0.71)          $(0.72)          $(0.39)          $(0.10)           $(0.85)
                                         ==================================================================================